UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2013

PIKE ELECTRIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-32582	20-3112047
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Pike Way

Mount Airy, NC 27030

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (336) 789-2171

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 22, 2013, each of Robert D. Lindsay and J. Russell Triedman notified Pike Electric Corporation (the “Company”) of his resignation from the Company’s Board of Directors effective that day. Neither Mr. Lindsay’s nor Mr. Triedman’s resignation was the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Mr. Lindsay’s and Mr. Triedman’s resignations follow the sale of shares of Company common stock by an affiliate of Lindsay Goldberg LLC (the “Selling Stockholder”) in the Company’s underwritten secondary offering and the concurrent share repurchase by the Company of Company common stock from the Selling Stockholder, which transactions closed on May 21, 2013 and reduced the Selling Stockholder’s beneficial ownership percentage of the Company’s outstanding shares from approximately 37% to less than 5%.

In connection with the resignations of Mr. Lindsay and Mr. Triedman, the Company reduced the size of its Board of Directors to six members.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIKE ELECTRIC CORPORATION

Date: May 23, 2013	By:	/s/ Anthony K. Slater
	Name:	Anthony K. Slater
	Title:	Executive Vice President and
Chief Financial Officer